Exhibit 99.2

ASI HOLDINGS LIMITED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

June 30, 2010

Index to Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheet as of June 30, 2010 and December 31, 2009 (unaudited)	2
Condensed Consolidated Statement of Operations for the six months period ended June 30, 2010 and 2009 (unaudited)	3
Condensed Consolidated Statements of Cash Flows for the six months period ended June 30, 2010 and 2009 (unaudited)	4
Notes to Condensed Consolidated Financial Statements (unaudited)	5 to 11

ASI Holdings Limited
Condensed Consolidated Balance Sheets
(Unaudited)

	As of	As of
	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$272,432	$90,543
Accounts receivable, net of allowance for bad debts	5,404,565	4,767,736
Inventories, net	2,606,109	1,709,107
Deposits	46,029	24,688
Prepayments	16,982	30,780
Other receivables	6,664	-
Total current assets	8,352,781	6,622,854

Property and equipment, at cost	101,207	39,115
Less: accumulated depreciation	(50,960)	(15,466)
Property and equipment, net	50,247	23,649

Total assets	$8,403,028	$6,646,503

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Secured bank overdraft	-	28,923
Short term loan	500,000	500,000
Accounts payable	10,512,657	7,684,336
Provision for warranty service	469,365	276,362
Accrued expenses and other payable	509,237	577,825
Due to bank under factoring agreement	25,652	504,368
Total liabilities	$12,016,911	$9,571,814

Stockholders' deficit
Common stock, $0.1282 par value;	6,410	6,410
Other comprehensive loss	(26,494)	(1,063)
Accumulated deficit	(3,593,799)	(2,930,658)
Total stockholders' deficit	(3,613,883)	(2,925,311)

Total liabilities and stockholders' deficit	$8,403,028	$6,646,503

See accompanying notes to condensed consolidated financial statements.

ASI Holdings Limited
Condensed Consolidated Statement of Operations
(Unaudited)

	For Six Months Ending
	June 30, 2010	June 30, 2009
Net revenue	$10,973,580	$8,009,840
Cost of revenue	10,201,436	7,018,201
Gross profit	772,144	991,639

Operating expenses
Selling expenses	220,230	21,985
General and administrative	1,108,589	1,000,482
Total operating expenses	1,328,819	1,022,467

Loss from operations	(556,675)	(30,829)

Other expenses:
Factoring charges	106,465	-
Total other expenses	106,465	-

Net loss from continuing operations	(663,141)	(30,829)

Other comprehensive loss
Foreign currency translation Loss	25,431	5,723

Net comprehensive loss	$(688,571)	$(36,552)

See accompanying notes to condensed consolidated financial statements.

ASI Holdings Limited
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For Six Months Ended
	June 30, 2010	June 30, 2009

Operating activities:
Net loss from continuing operations	$(663,141)	$(30,829)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	35,494	35,698
Increase in accounts receivable	(636,829)	(3,128,176)
Increase in inventory	(897,002)	(2,067,647)
Decrease in prepaid expenses	13,798	605
Increase in other receivable	(6,665)	-
Increase in deposits	(21,341)	(1,163)
Decrease non-controlling Interest	-	12,287
Increase in accounts payable	2,828,320	4,325,422
Increase/(decrease) in accrued expenses	(68,588)	642,893
Increase in warranty provision	193,003	105,960
Decrease related party	-	(71,837)
Decrease secured bank draft	(28,923)	-
Increase short term loan	-	500,000
Net cash provided by operating activities from continuing operations	1,411,269	354,042

Investing activities:
Acquisitions of property and equipment	(62,092)	(33,000)
Net cash used in investing activities	(62,092)	(33,000)

Financing activities:
Repayment of installment loan	(478,716)	(143,695)
Net cash used in financing activities	(478,716)	(143,695)

Effect of exchange rate change on cash and cash equivalents	(25,431)	(5,723)

Cash and cash equivalents, beginning balance	90,543	32,870
Cash and cash equivalents, ending balance	$272,432	$173,665

See accompanying notes to condensed consolidated financial statements.

ASI HOLDINGS LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ORGANIZATION AND OPERATIONS

General

ASI Holdings Limited (the “Company” or “we”, “us” and “our”) was incorporated under the laws of Hong Kong as a limited liability company on May 22, 2007. The Company’s principle registered offices are located at Unit E-F, 10/F, Neich Tower, 128 Gloucester Road, Wanchai, Hong Kong. The Company is engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements for the period presented have been prepared in accordance with accounting principles generally accepted in the United States.  All significant inter-company transactions and accounts have been eliminated in consolidation.  The functional currency is the Hong Kong Dollar (HKD); however the accompanying financial statements have been translated and presented in United States Dollars (USD).

Going Concern:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through the six months ended June 30, 2010, the Company had incurred cumulative losses of $3,593,799 including net losses from continuing operations of $663,141 for the six months ended June 30, 2010.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements; (i) the Company plans to raise additional capital by selling more shares to current shareholders and potential investors with a discount price; (ii) the Company also plans to borrow money from current shareholders and potential investors with an attractive interest rate; (iii) the Company plans to reduce overhead and administrative expenses by reducing unnecessary marketing and advertisement expenses, improving efficiency on the distribution channel and negotiating favorable contracts.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying unaudited condensed consolidated financial statements for the six months period ended June 30, 2010 include the accounts of the Company and its wholly owned subsidiaries ASI Holdings Limited representative office in China and ASI Audio Technologies L.L.C.  All material inter-company accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Hong Kong Dollar (“HKD”). The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52 (ASC830), “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At June 30, 2010 and 2009, the cumulative translation adjustment of ($25,431) and ($5,723), respectively, was classified as an item of other comprehensive income in the stockholders’ deficit section of the consolidated balance sheets. For the six month period ended June 30, 2010 and year ended December 31, 2009, accumulated other comprehensive income (loss) was ($26,494) and ($1,063), respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of June 30, 2010 and December 31, 2009, the cash and cash equivalents amounted to $272,432 and $90,543, respectively.

Accounts Receivable

The Company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customers’ or distributors’ compliance with our credit terms, the financial condition of the customers or distributors and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. As of June 30, 2010 and December 31, 2009, the allowance for doubtful accounts amounted to $0 and $554,763, respectively.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years

Improvements to leased property are depreciated over the lesser of the life of the lease or the life of the improvements. Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets. As of June 30, 2010 and December 31, 2009, the Company had net property, plant and equipment in the amount of $50,247 and $23,649, respectively, consisting of the following:

	June 30,	December 31,
	2010	2009
Office furniture and fixtures	$3,162	$2,778
Leasehold improvements	60,325	23,822
Office equipment	37,720	12,514
Total	101,207	39,114
Less accumulated depreciation	(50,960)	(15,466)
Total	$50,247	$23,648

Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Valuation of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (ASC 360), “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes the pronouncement “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 (ASC 360) which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized when it has evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This occurs upon shipment of the merchandise, which is when legal transfer of title occurs.

Warranty and Customer Support

The Company typically warrants its products against defects in materials and workmanship for a period of one year from the date of shipment. Reserves for sales allowances and customer returns are established based upon historical experience and management’s estimates of future returns.  Sales returns as of June 30, 2010 and 2009 were $506,269 and $105,960, respectively.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company utilizes SFAS No. 109 (ASC 740), "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASI Holdings Ltd has significant income tax net operating losses carried forward from prior years. Due to the uncertainty of the realizability of the related deferred tax asset, a reserve equal to the amount of deferred income taxes has been established at June 30, 2010 and December 31, 2009.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 (ASC 825), “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (ASC 280), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 (ASC 280) has no effect on the Company’s unaudited condensed consolidated financial statements as the Company consists of one reportable business segment as of June 30, 2010 and December 31, 2009.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

New Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s condensed consolidated financial statements.

In October 2009, the FASB issued guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We believe adoption of this new guidance will not have a material impact on our financial statements.

Reclassifications:

For comparative purposes, the prior year’s consolidated financial statements have been reclassified to conform with report classifications of the current year.

NOTE 3 - INVENTORIES

Inventories at June 30, 2010 and December 31, 2009 consisted of the following:

	June 30,	December 31,
	2010	2009
Finished goods	$2,610,818	$1,709,107
Reserve for "C" stock returns	(4,709)	-
	$2,606,109	$1,709,107

NOTE 4 -ACCRUED EXPENSES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following as of June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009
Accrued consulting fees	$-	$13,462
Accrued interest	18,222	12,428
Accrued general and administrative expenses	339,794	346,058
Other	337	2,755
Accrued payroll	-	128
Tax payable	-	2,673
Other payable	150,884	200,321
Total	$509,237	$577,825

NOTE 5- DEBT AGREEMENTS

Factoring Line of Credit

ASI Holdings Ltd has entered into a factoring line of credit agreement with HSBC to factor purchase orders from two major customers. Under the agreement, the Company is required to submit all sales invoices to HSBC.  The payments from customers go directly to HSBC.  After repayment of funds drawn and service charges, the balance of funds (50% - 70%) received are credited to ASI Holdings Ltd.  As of June 30, 2010 and December 31, 2009, the Company had outstanding balances of $25,652 and $504,368, respectively.  Amounts due the bank are secured by the uncollected accounts receivable. HSBC has a security interest in all of the Company’s assets. It purchases and factors up to 70% of approved sales up to a $3 million limit. A factoring commission is charged based upon the invoice’s payment terms. Letters of credit guarantees are issued up to a $1 million limit with a fee of 0.90% charged upon their issuance.

On July 20, 2010, the Company terminated the factoring line of credit agreement with HSBC and paid off its obligation of $25,652.

Short Term Loan

On January 15, 2009 the Company entered into an Investment Agreement with Faithful Aim Limited whereby the amount of the loan will be converted into capital stock unless the acquisition of ASI by AuraSound is not consummated, in which case the loan will become a commercial loan with an interest rate of five percent.  As of June 30, 2010 the acquisition had not been consummated and the balance of $500,000 is considered an interest bearing note. ASI accrued interest of $18,222 during the six months ended June 30, 2010. The note is due in ten equal installments upon demand if the acquisition is not consummated.

NOTE 6 - STOCKHOLDERS' EQUITY

Common Stock

At June 30, 2010, the Company was authorized to issue 50,000 shares of $0.1282 par value common stock. There were 50,000 common shares issued and outstanding as of June 30, 2010 and December 31, 2009.

NOTE 7 - INCOME TAXES

The Company did not record any income tax expense due to net loss during the interim period ended June 30, 2010.  A provision for income taxes has not been provided in these financial statements due to the net loss carry-forward. At June 30, 2010, the Company had net operating loss carry-forwards of approximately $3,593,799.

NOTE 8 – MAJOR CUSTOMERS AND VENDORS

The Company had a concentration of customers during the six months ended June 30, 2010 which accounted for most of its sales.  The Company had a concentration of customers during the year ended December 31, 2009 which accounted for most of its sales.  The receivables due from these customers as of June 30, 2010 and December 31, 2009 totaled $4,963,217 and $4,555,259 respectively.

The Company had a concentration of vendors during the six month period ended Junes 30, 2010, which accounted for most of the Company’s purchases.  During the year ended December 31, 2009 a concentration of vendors accounted for most of the Company’s purchases.  The amount due to these vendors as of June 30, 2010 and December 31, 2009 totaled $9,504,702 and $7,610,591 respectively.

NOTE 9- CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in Hong Kong. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and by the general state of Hong Kong’s economy.

The Company's operations in Hong Kong are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies   with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 10- COMMITMENTS

Operating Leases

Effective March 30, 2010 the Company entered into a three year, cancelable operating lease agreement for an office copy machine for $128 per month.

The future minimum lease payments under non-cancelable leases are as follows:

2010	$27,293
2011	$3,348
2012	$385

NOTE 11- SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 15, 2010, the date the financial statements were available to be issued.

On July 15, 2010, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on July 10, 2010 with AuraSound, Inc., a Nevada corporation (“AuraSound”), and wholly-owned subsidiary ASI Audio Technologies, LLC, an Arizona limited liability company (“ASI Arizona”).  Pursuant to the Asset Purchase Agreement,  AuraSound agreed to acquire substantially all of the business assets and certain liabilities of the Company and ASI Arizona, in consideration of the issuance to the two shareholders of the Company of an aggregate of 5,988,005 shares (the “ASI Transaction Shares”) of unregistered common stock of AuraSound (“Common Stock”), and the issuance to Sunny World Associates Limited (“Sunny World”), the owner of 90% of the outstanding shares of the Company and controlled by the founder and Chief Executive Officer of the Company, Mr. Harald Weisshaupt, a five (5) year warrant to purchase an aggregate of 3,000,000 shares of Common Stock (the “ASI Warrant Shares”) at an exercise price of $1.00 per share (the “ASI Warrant”).

Pursuant to the Asset Purchase Agreement, Sunny World will receive 90% of the ASI Transaction Shares, and Faithful Aim Limited (“Faithful Aim”), the owner of 10% of the outstanding shares of the Company, will receive 10% of the ASI Transaction Shares, all subject to and in accordance with the APA Amendment (as defined in the paragraph below).

On July 31, 2010 (the “Closing Date”), the Company, AuraSound and ASI Arizona entered into Amendment No. 1 to the Asset Purchase Agreement (the “APA Amendment”), pursuant to which the parties agreed that only 500,000 of the ASI Transaction Shares would be released to the shareholders of the Company on the Closing Date, and the balance of 5,488,005 shares (the “Contingent Shares”) would be held in escrow by AuraSound’s outside legal counsel until (i) AuraSound or its manufacturer Guoguang Electric Company Limited, a Chinese corporation (“GGEC China”), or an affiliate of GGEC China, including, without limitation, GGEC America, Inc. (“GGEC”), obtains the license rights needed for AuraSound to manufacture and sell the Company’s products to the Company’s customers after the Closing Date, and  (ii) all of the members of AuraSound’s Board of Directors who have no beneficial ownership interest in the Contingent Shares approve the release of the Contingent Shares to the shareholders of the Company, which approval shall not be unreasonably withheld if the condition in the preceding clause (i) is satisfied.  The shareholders of the Company will have the right to vote their respective Contingent Shares notwithstanding that the Contingent Shares are held in escrow, until or unless the Contingent Shares are cancelled as contemplated in the following sentence.  If the conditions in the preceding clauses (i) and (ii) are not satisfied on or prior to the six month anniversary of the Closing Date, the Contingent Shares shall be deemed automatically cancelled in their entirety and the certificates representing the Contingent Shares shall be returned forthwith to AuraSound’s transfer agent for cancellation.

On July 20, 2010, the Company terminated the factoring line of credit agreement with HSBC and paid off its obligation of $25,652.

Effective July 31, 2010 the Company changed its name from ASI Holdings Limited to DXP Holdings Limited.

Effective August 4, 2010 the Company entered into a 6 month lease agreement.  The base monthly rent per the rental agreement is $1,591 per month with an estimated $219 per month of additional building management fees and utilities.

EXHIBIT 21

SIGNIFICANT SUBSIDIARIES

Subsidiary Name	Place of Incorporation	Principal Business Activity
ASI Holdings Limited	Shenzhen, China	Product Development & Support Services

Representative office in China
ASI Audio Technologies L.L.C.	Arizona, USA	Product Development & Support Services